UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): April 30, 2014
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OCLARO, INC.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	000-30684 (Commission file number)	20-1303994 (I.R.S. Employer Identification Number)
2560 Junction Avenue, San Jose, California 95134 (Address of principal executive offices, zip code)
(408) 383-1400 (Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 6, 2014, Oclaro, Inc. (“Oclaro” or the “Company”) issued a press release announcing its operating and financial results for the quarter ended March 29, 2014, and intends to discuss the financial results announced in the press release during a related conference call to be held on May 6, 2014. The press release and conference call contain forward-looking statements regarding the Company and include cautionary statements identifying factors that could cause actual results to differ materially from those anticipated. The full text of the Company’s press release is attached hereto as Exhibit 99.1. On May 6, 2014, the Company also posted a related investor presentation on its website, www.oclaro.com. The investor presentation issued in connection with the announcement of results is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
The information in Item 2.02 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2014, the Board of Directors (the “Board”) of the Company appointed Dr. Richard Craig as the President of its Integrated Photonics Division, effective April 28, 2014. Prior to joining the Company, from July 2011 to September 2013, Dr. Craig, aged 58, served as CEO and Chairman of Topanga Technologies, a privately held advanced lighting company.  From August 2008 to October 2010 he served as CEO of Kaai, Inc., a privately held GaN laser company, and simultaneously served as COO of Soraa Inc., a privately held LED company.  From July 2007 to November 2007, he served as interim CEO of Picarro, a privately held rare gas measurement company.  From September 2001 to July 2006 he served as CEO of Santur Corp, a privately held optical components company. From September 1989 to July 2001 he served in various managerial roles at SDL Inc. (acquired by JDSU), an optical components company.   Dr. Craig holds a bachelor’s degree in Physical Sciences from the University of California, Berkeley and a PhD. degree in Electrical Engineering from the University of California, Los Angeles.  Dr. Craig serves on the board of directors of Topanga Technologies and will remain associated with the company through its ongoing winding down process.

Dr. Craig will receive a base salary of $300,000 per year for his service as President of the Company's Integrated Photonics Division and he will be eligible for annual bonuses, to be paid semi-annually, based upon achievement of individual and/or company performance goals. At full achievement of such goals, the total annual target bonus will be equal to 60% of his base salary. The Company expects to grant to Dr. Craig 100,000 shares of restricted stock and stock options to purchase 100,000 shares of common stock. The exercise price of the stock option grant will equal the closing price of the common stock on the grant date. The restricted stock awards will vest as follows: 25% of the shares will vest on the first anniversary of the grant date and, with respect to the remaining shares, 6.25% of the shares will vest on each February 10th, May 10th, August 10th and November 10th after the initial vesting date over the following three years of continuous service. The stock options will vest and become exercisable as follows: 25% of the shares subject to the option will vest on the first anniversary of the grant date and, with respect to the remaining shares, 2.083% of the shares will vest following each month of continuous service thereafter for the following three years.
On May 1, 2014, Dr. Terry Unter, the Company's Chief Operating Officer, informed the Company that he intends to resign effective June 2, 2014. Simultaneously, Jim Haynes, previously President of the Company's Integrated Photonics Division, was appointed as the Company's Chief Operating Officer.

Item 8.01 Other Events.

On May 2, 2014, the Company announced that PECM Strategic Funding L.P. and Providence TMT Debt Opportunity Fund L.P., holders of warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), have exercised the Warrants in full. The Company has delivered 978,457 shares of Common Stock in connection with the cashless exercise of the Warrants.
As previously announced, the offer and sale of the Warrants, which were issued on May 6, 2013, was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act as such transaction did not involve a public offering of securities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description

99.1          Press Release issued by the Company on May 6, 2014.

99.2          Investor presentation issued by the Company on May 6, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.
Date: May 6, 2014	By:	/s/ David L. Teichmann
David L. Teichmann
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT LIST

Exhibit No.    Description
99.1          Press Release issued by the Company on May 6, 2014.

99.2          Investor presentation issued by the Company on May 6, 2014.